Exhibit 1


                             FOURTH AMENDMENT TO THE

                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG


                 MEDICAL DYNAMICS, INC., A COLORADO CORPORATION,

                  INFOCURE CORPORATION, A DELAWARE CORPORATION,

                              PRACTICEWORKS, INC.,

                                       AND

              CADI ACQUISITION CORPORATION, A COLORADO CORPORATION



                              DATED: APRIL 16, 2001

                             FOURTH AMENDMENT TO THE
                              AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

     THIS FOURTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), is made and entered into as of this 16th day of April, 2001, by and among InfoCure Corporation, a Delaware corporation ("InfoCure"), PracticeWorks, Inc., a Delaware corporation ("Parent"), CADI Acquisition Corporation, a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and Medical Dynamics, Inc., a Colorado corporation ("Company").

                                    RECITALS:

     A. InfoCure, the Merger Sub and the Company entered into an Amended and Restated Agreement and Plan of Merger and Reorganization as of October 10, 2000 and a First Amendment thereto on October 30, 2000, a Second Amendment thereto on December 19, 2000 and a Third Amendment thereto on March 5, 2001 (the "Merger Agreement").

     B. On March 5, 2000, InfoCure declared a dividend of shares of common stock of PracticeWorks (the "Spin-off").

     C. As a result of the Spin-off, InfoCure assigned all its rights and obligations under the Merger Agreement to PracticeWorks, except its obligation to issue the InfoCure Common Stock pursuant to Section 2.5.A. of the Merger Agreement.

     D. Unless otherwise defined herein, capitalized terms used in this Agreement have the same definitions given them in the Merger Agreement, as amended to date.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination Date. Section 8.1.B. of this Agreement shall be and hereby is amended to read in its entirety as follows:

     "B. By either Company or Parent if the Merger shall not have been consummated for any reason by June 15, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1.B. shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;"

2. Certificate of Designations. The parties hereby acknowledge that the designations, preferences and rights of the Parent Preferred Stock to be issued in connection with the merger shall be as set forth on Exhibit A attached hereto:

     IN WITNESS WHEREOF, the Company, Merger Sub and Parent, by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                            PARENT:

                                            PracticeWorks, Inc.

                                            By:  /s/
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            MERGER SUB:

                                            CADI Acquisition Corporation

                                            By:  /s/
                                               --------------------------------
                                            Name:     Van A. Horsley
                                                 ------------------------------
                                            Title:    President
                                                 ------------------------------


                                            COMPANY:

                                            Medical Dynamics, Inc.

                                            By:  /s/
                                               --------------------------------
                                            Name:     Van A. Horsley
                                                 ------------------------------
                                            Title:    President
                                                  -----------------------------


ACKNOWLEDGED AND AGREED, THIS 16th DAY OF APRIL, 2001:

                                            InfoCure Corporation

                                            By:  /s/
                                               --------------------------------
                                            Name: Stephen Hicks
                                                 ------------------------------
                                            Title: Vice President
                                                  -----------------------------